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                                                                    EXHIBIT 21.0


                         SUBSIDIARIES OF THE COMPANY


Following is a list of the Company's subsidiaries:

                                          Organized          Percent of
                                          Under              Voting Securities
Name                                      the Laws of        Owned by Registrant
----                                      -----------        -------------------
Intelect Finance Limited                  Bermuda            100%
Intelect Systems Corp.                    Delaware           100%
Intelect Network Systems Limited          England            100%

                                          Organized          Percent of Voting
                                          Under              Securities Owned by
Name                                      the Laws of        Intelect Systems Corp.
----                                      -----------        ----------------------
Intelect Network Technologies Company     Nevada             100%
Intelect Visual Communications Corp.      Delaware           100%
DNA Enterprises, Inc.                     Texas              100%
Intelect Europe Limited                   England            100%